UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2010

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 8, 2010, Republic Airways Holdings Inc. (the “Company”) announced that it intends to offer 12 million shares of its common stock, par value $.001 per share, in an underwritten public offering. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of shares sold.  Goldman, Sachs & Co. and Deutsche Bank are serving as joint bookrunners for the offering.

A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The shares will be issued pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-170046) filed with the Securities and Exchange Commission. A preliminary prospectus supplement related to the offering has been filed with the Securities and Exchange Commission and is available on the SEC’s website, http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus related to this offering may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316, or by emailing prospectus-ny@ny.email.gs.com.

Item9.01	Financial Statements and Exhibits.

(d)          Exhibits.

99.1	Press Release of Republic Airways Holdings Inc. dated November 8, 2010

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Robert H. Cooper
	Name:	Robert H. Cooper
	Title:	Executive Vice President and
Chief Financial Officer

Dated: November 8, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Republic Airways Holdings Inc. dated November 8, 2010